SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c)
           or Section 240.14a-12

                     THE MEXICO EQUITY AND INCOME FUND, INC.
  ----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
    ----------------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:
    ----------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:
    ----------------------------------------------------------------------------

    (5)  Total fee paid:

  [ ]    Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:
    -------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:
    -------------------------------------------------

    (3)  Filing Party:
    -------------------------------------------------

    (4)  Date Filed:
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





                     THE MEXICO EQUITY AND INCOME FUND, INC.

                             World Financial Center

                               200 Liberty Street

                            New York, New York 10281

                                 (212) 667-5000

                                                                  August 2, 2000


Dear Stockholder:

     The Special Meeting of Stockholders of Mexico Equity and Income Fund, Inc. (the "Fund") scheduled for Friday, July 14, 2000 was adjourned until August 10, 2000 because there were insufficient votes to approve the proposal to liquidate the Fund. When the meeting is reconvened on August 10, 2000, we anticipate that it will be adjourned a final time until September 12, 2000 for the same reason.

     Proxy materials for this important meeting were sent to you on June 7, 2000. For the reasons set forth in the proxy statement dated June 7, 2000, your Board of Directors believes the proposal on the agenda is advisable and supports a vote FOR the liquidation proposal. If you have not already done so, please return your proxy card as soon as possible - YOUR VOTE IS VERY IMPORTANT.

     REMEMBER - unless we receive a two-thirds majority of the outstanding shares of the Fund voting in favor of the liquidation proposal, the Fund will not be able to proceed with its planned liquidation, which will permit stockholders to receive in cash approximately the net asset value per share of the Fund at the time of the liquidation. As of July 27, 2000, the Fund's shares traded at approximately a 5.3% discount to net asset value. While there are many factors that will affect the discount to net asset value at which the Fund's shares trade (including any action the Fund's Board of Directors may take), if the liquidation is not approved it is likely that the discount will widen possibly substantially. By comparison, as of July 27, 2000, shares of the Mexico Fund, Inc. which has investment objectives and policies similar to those of the Fund but has not proposed liquidation, traded at a discount of 28.85% to net asset value. THEREFORE, IF YOU ARE IN FAVOR OF THE LIQUIDATION OF THE FUND, YOUR VOTE IS IMPORTANT.

     Regardless of the number of shares you may own, it is important that they be voted. We urge you to sign, date, and promptly mail the enclosed proxy card. Please call our proxy solicitor, D.F. King & Co., Inc. at 1-800-949-2583 if you need further information or help with voting your shares.

                                            Sincerely,




                                            Bryan McKigney

                                            President and Secretary of the Fund

                     THE MEXICO EQUITY AND INCOME FUND, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                 SPECIAL MEETING OF STOCKHOLDERS - JULY 14, 2000

The undersigned stockholder of The Mexico Equity & Income Fund, Inc. (the "Fund") hereby appoints Laurence E. Cranch, Bryan McKigney and Alan Rappaport, and each of them, the proxies of the undersigned, with full power of substitution, to vote and act for and in the name and stead of the undersigned at the Special Meeting of Stockholders of the Fund (the "Meeting"), to be held at the offices of CIBC World Markets Corp., 200 Liberty Street, 39th floor, New York, New York 10281, on Friday, July 14, 2000 at 11:00 a.m. New York time, and at any and all adjournments thereof according to the number of votes the undersigned would be entitled to cast if personally present.

PROPOSAL (Please check one box.)

The approval of the liquidation and dissolution of the Fund, as set forth in the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund.

      [  ]   FOR           [  ]   AGAINST            [  ]   ABSTAIN




(Continued and to be signed on the other side)

The Shares represented by this proxy will be voted in accordance with instructions given by the stockholders, but if no instructions are given, this proxy will be voted in favor of approval of the Plan. In addition, the Shares represented by this proxy will be voted on any other matter that may come before the Meeting in accordance with the discretion of the proxies appointed hereby. The undersigned hereby revokes any and all proxies with respect to such shares heretofor given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement dated June 7, 2000.

Dated               , 2000

---------------------------
Signature

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Signature if held jointly

If shares are held jointly, each Shareholder named should sign. If only one signs, his or her signature will be binding. If the Shareholder is a corporation, the President or a Vice President should sign in his or her own name, indicating title. If the Shareholder is a partnership, a partner should sign in his or her own name, indicating that he or she is a "Partner."

SIGN, DATE AND MAIL YOUR PROXY TODAY